7% CONVERTIBLE SUBORDINATED DEBENTURE




				  DUE JULY 1, 2003



 No. ____
$______________



KEY ENERGY GROUP, INC.

promises to pay to

_________________________________________________________________
______________

or its registered assigns, the principal sum of

_________________________________________________________________
______________

Dollars on July 1, 2003.

Interest Payment Dates: July 1 and January 1, commencing January
1, 1997.

Record Dates: June 15 and December 15 (whether or not a Business
Day).





KEY ENERGY GROUP, INC.



By:

Officer of the Company
(SEAL)



Attest:                                                By:




Officer of the Company

This is one of the Convertible Subordinated Debentures referred
to in the within-mentioned                     Indenture:


_________________________, as Trustee

By  Authorized Signature

Dated:          ,

                      7% CONVERTIBLE SUBORDINATED DEBENTURE

	                                DUE JULY 1, 2003



         Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company, 55 Water Street, New York, New York ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.



         THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE, SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER
 THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE DEBENTURE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE DEBENTURE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH DEBENTURE EXCEPT (A) TO KEY ENERGY GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE DEBENTURE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT

 OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE DEBENTURE EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH DEBENTURE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS
LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE DEBENTURE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.



         Section 1. Interest. Key Energy Group, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this 7% Convertible Subordinated Debenture due 2003 (the "Debenture") at the rate and in the manner specified below.



         The Company shall pay interest on the principal amount of this Debenture in cash at the rate per annum shown above, which rate shall be (i) subject to an increase of fifty (50) basis points (__%) in the event of a Servicios Guaranty Default and (ii) subject to increase as specified in the Registration Rights Agreement dated as of July 3, 1993, to which the Company is a party. The Company will pay interest (including the additional interest as a Servicios Default Payment or any additional interest referred to in such Registration Rights Agreement) semi-annually on July 1 and January 1 of each year commencing January 1, 1997, or if any such day is not a Business Day, on the next Business Day (each an "Interest Payment Date") to record holders of Debentures ("Holders") at the close of business on June 15 or December
 15 immediately preceding the applicable Interest Payment Date. A copy of the Indenture (defined Below), the Registration Rights Agreement and all other agreements affecting this Debenture or the Holders may be obtained from the Company upon request.



         Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Debenture. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on this Debenture; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.



         Section 2. Method of Payment. The Company shall pay interest on the Debentures (except defaulted interest) to Holders at the close of business on the record date next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest

Payment Date. The Holder hereof must surrender this Debenture to a Paying Agent (as defined in the Indenture) to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.



         Section 3. Paying Agent and Registrar. Initially, the
Trustee shall act as Paying  Agent and  Registrar.  The  Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.



         Section 4. Indenture. The Company issued the Debentures under an Indenture, dated as of July 3, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors (as defined in the Indenture) and American Stock Transfer & Trust Company, as Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures. Capitalized used herein that are not defined herein shall have the meanings set forth in the Indenture. The Debentures are unsecured general obligations of the Company limited to $52,000,000 in aggregate principal amount.



         Section 5. Optional Redemption. The Company may redeem at any time on or after July 15, 1999, all or any portion of the Securities outstanding at the following redemption prices expressed as a percentage of the principal amount thereof, if the Securities are redeemed during the 12 month period beginning July 15, of the following years:

          		 Year                      Percentage
        					1999.....................    104%
					       	2000.....................    103%
				       		2001.....................    102%
					       	2002.....................    101%


	Section 6. Redemption or Repurchase at Option of Holder. If there is a Change of Control (as defined in the Indenture), the Company will be required to offer to purchase on the Change of
 Control Payment Date (as defined in the Indenture) all outstanding Debentures at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Holders whose Debentures are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related Change of Control Payment Date and may elect to have their Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         Section 7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.



         Section 8. Conversion. Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time on or after July 15, 1999 and on or before the maturity, or, as to all or any portion hereof called for redemption during such period, the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal that is $1,000 or a multiple thereof, into (A) that number of shares of the Company's Common Stock, as such shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $9.75, or such conversion price as adjusted from time to time as provided in the Indenture, and (B) if such conversion occurs after November 1, 1996, and before July 1, 1999, an amount equal to 50% of the interest otherwise payable on the converted securities from the date of conversion through and including July 1, 1999, (the "Premium Protection Payment"), such amount payable, at the option of the Company, in cash or Common Stock based on the Closing Price of the Common Stock on the conversion date, by surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in New York, New York, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney ; provided, however, that no Premium Protection Payments will be made after the consummation of an all cash tender offer for 100% of the Common Stock at a price per share representing a 40% or greater premium above the conversion price. No adjustments in respect of interest or dividends will be made upon any conversion; provided, however, that if the Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Debenture (unless it or the portion being converted shall have been called for redemption on a date in such period) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash shall be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his Debentures to Common Stock, and only to the extent such Debentures are to have been converted to Common Stock under the Indenture.



         Section 9.  Subordination.  The Securities are
subordinated to Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior
Indebtedness must be paid before the Securities may be paid.

 The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the
Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee his attorney-in-fact for any and all such purposes.



         Section 10. Denominations, Transfer, Exchange. The Debentures are initially issued in global form. The global Debenture represents such of the outstanding Securities as shall be specified therein or endorsed thereon in accordance with the Indenture. The definitive Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the
 Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Debenture or portion of an Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed.



         Section 11. Persons Deemed Owners. Before due presentment to the Trustee for registration of the transfer of this Debenture, the Trustee, any Agent and the Company may deem and treat the person in whose name this Debenture is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of an Debenture shall be treated as its owner for all purposes.



         Section 12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default (except a payment default) may be waived with the consent of the holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders or to make any change that does not adversely affect the rights of any Holder.



         Section 13. Defaults and Remedies. Events of default include: default in payment of interest on the Securities for 30 days; default in payment of principal of or premium on the Securities when due; failure by the Company for 60 days after notice to it to comply with its agreements in the Indenture or the Securities; defaults under and acceleration before express maturity of certain other Indebtedness that aggregates $1,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $1,000,000 or more; certain final judgments which remain undischarged if the aggregate of all such judgments exceeds $1,000,000; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice and all outstanding Securities, and all Obligations and Claims with respect thereto, become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.



         Section 14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates, as if it were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.



         Section 15. No Recourse Against Others. No director, officer, employee, agent, manager, stockholder or other Affiliates (other than the Subsidiary Guarantors), of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any of the Subsidiary Guarantors under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.



         Section 16. Subsidiary Guarantees. Payment of principal, premium (if any) and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed by certain Subsidiaries of the Company.



         Section 17.  Authentication.  This  Debenture  shall
not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.



         Section 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST = Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).



         Section 19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security
Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification number placed thereon.

         Section 20. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement referred to in the Indenture and certain other agreements executed and delivered in connection therewith.



         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:



Key Energy Group, Inc.

255 Livingston Avenue

New Brunswick, New Jersey 08901

 Attn: Francis D. John

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_________________________________________________________________
_____________                  (Insert assignee's soc. sec. or
tax I.D. no.)

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________

_________________________________________________________________
_____________              (Print or type assignee's name,
address and zip code)

and irrevocably  appoint
_____________________________________________________
___________________________________________________   agent  to
transfer   this Security on the books of the Company.  The agent
may  substitute  another to act for him.

 Date:



Your Signature:

(Sign exactly as your name appears

on the face of this Security)

Signature Guaranteed:



By: (THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (Banks,  Stock Brokers,  Savings and  Loan
Associations,  and Credit Unions)  WITH MEMBERSHIP IN AN
APPROVED  SIGNATURE   GUARANTEE  MEDALLION  PROGRAM  PURSUANT TO
S.E.C. RULE 17Ad-15)

                       OPTION OF HOLDER TO ELECT PURCHASE



    If you want to elect to have all or any part of this
Security purchased by the Company  pursuant to Section 4.10 of the  Indenture  (Change of Control), state  the  amount  you
elect  to  have   purchased  (if  all,   write  "ALL"):
$__________________________

Date:



Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:



By: (THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (Banks,  Stock Brokers,  Savings and  Loan
Associations,  and Credit Unions)  WITH MEMBERSHIP IN AN
APPROVED SIGNATURE  GUARANTEE MEDALLION PROGRAM PURSUANT TO
S.E.C. RULE 17Ad-15)